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EXHIBIT 23.1

        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-69787. It should be noted that we have not audited any financial statements of the Company subsequent to December 29, 2001 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP

Los Angeles, California
March 20, 2002

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  EXHIBIT 23.1